UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2012

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31313 (Commission File Number)	88-0409160 (IRS Employer Identification No.)

47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 637-0315

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2012, Broadwind Energy, Inc. (the “Company”) filed an Amendment to its Certificate of Incorporation to effect a reverse stock split of its common stock with a ratio of one post-split share for every 10 shares issued and outstanding on the effective date (the “Reverse Stock Split Amendment”).  The stockholders of the Company approved the authority of the Company’s Board of Directors to effect the reverse stock split at the Annual Meeting of Stockholders held on May 4, 2012, as previously disclosed in the Company’s Current Report on Form 8-K filed on May 4, 2012. The complete text of the Reverse Stock Split Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Reverse Stock Split Amendment became effective on August 22, 2012.  Immediately prior to the reverse stock split, the Company had 300 million shares of authorized common stock, approximately 141 million of which were outstanding.  As a result of the reverse stock split, the authorized shares of the Company’s common stock automatically decreased to 30 million shares, of which approximately 14 million are outstanding, without any change in the par value of such shares.

No fractional shares will be issued.  In lieu thereof, fractional shares will be aggregated and sold by the Company’s  transfer agent, Wells Fargo Bank, N.A. (“Wells Fargo”), as soon as practicable after the effective time of the reverse split at the then prevailing prices on the NASDAQ Capital Market. After such sale and, in the case of holders of certificated common stock, upon the surrender of the stock certificates representing such shares, Wells Fargo will pay to each holder of record its pro rata share of the net proceeds derived from the sale of the fractional interest to which they would otherwise be entitled. The rights and privileges of the holders of the Company’s common stock are otherwise unaffected by the reverse stock split.

Item 8.01. Other Events

On August 22, 2012, the Company issued a press release announcing the reverse stock split. The press release is incorporated herein by reference and is attached hereto as Exhibit 99.1.

The Company’s common stock will continue to be traded on the NASDAQ Capital Market under the symbol “BWEN” and commenced trading on a post-split basis when markets opened on August 23, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to the Certificate of Incorporation of the Company effective August 22, 2012
99.1	Press Release dated August 22, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

August 23, 2012	By:	/s/ Stephanie K. Kushner
Stephanie Kushner
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Amendment to the Certificate of Incorporation of the Company effective August 22, 2012
99.1	Press Release dated August 22, 2012.